Where Food Comes From, Inc. 8-K

Exhibit 99.2

WHERE FOOD COMES FROM, INC.

2019 First Quarter Conference Call Script

Call date: Tuesday, May 14, 2019

Call time: 10:00 a.m. Mountain Time

Jay - Good morning and welcome to the Where Food Comes From 2019 first quarter earnings call.

Joining me on the call today are John Saunders, CEO; Leann Saunders, President, and Dannette Henning, CFO.

During the course of this call we will be making forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about future revenue, expenses, profitability, cash, growth strategy, new customer wins, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information about the Company. Today we will also be discussing EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles. We use and believe investors benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations.

I will now turn the call over to John Saunders, chairman and chief executive officer.

John - Good morning and thanks for joining the call. In the first quarter of 2019, we generated 9% revenue growth that included year-over-year growth in all four revenue segments.

In spite of yet another global pork epidemic, we showed modest growth in verification revenue, highlighted by continued positive impact related to China and growth in new customers for our U.S. Hemp Authority Certified standard.

Our product sales – which consist of RFID tags sold to cattle ranches and dairy farms – was the strongest segment in the quarter with 81% year-over-year growth. Tag sales have become an important component of our revenue mix. They generate solid margins over the course of a full year and they are a leading indicator of future sales because we generate recurring revenue as each tagged animal progresses through the system – from ranch to feed yard to packing plant – in the ensuing months and years.

And finally, our SureHarvest business delivered 7% growth in the quarter for its combined software license, maintenance, support and consulting businesses. A few SureHarvest highlights in the first quarter include the provision of software and technical consulting to well-known customers in the wine, almond and organic grower spaces and a contract renewal with Protected Harvest, a certifier for wine grape, citrus and cut flower standards.

We incurred several anomalous – but necessary – expense events during the first quarter that weighed on our profit metrics. One was the expanded presence we had at the annual National Cattlemen’s Beef Association Conference in January. We invested heavily in this event this year and we believe that investment is already paying off in the form of new customer wins in Q1, including some dairy farmers who placed large tag orders following discussions we initiated at the conference. I know I told you last quarter that NCBA attracts 9,000 ranchers each year, so this is a terrific opportunity to promote our products and services to a ton of existing and potential customers.

Another large expense item in Q1 involved the company-wide training seminar that we convened. Normally these training events are spread out over the year so we can focus on each business unit one at a time. This year we brought all of our auditors in from across the country for a multi-day event. The idea is to cross pollinate our field teams and get them thinking not only about their particular areas of expertise but about how to promote our other services to customers that might only be using us for a single service. As a consequence, we made an unusually large investment in the first quarter event but we think it will pay dividends down the road.

Our profitability was also negatively impacted by higher public company costs during the quarter in the form of our year-end audit fees that were roughly 50% over our budget for the quarter. The higher fees were largely related to compliance with revenue recognition rules that have become onerous for many small public companies. We have always prided ourselves on keeping our public company costs low so this overrun in the first quarter was a disappointment. We are intent on not having a repeat of this next year.

I’m going to switch gears now and talk about an exciting initiative we’ve been working on for a couple of years that is finally coming to fruition – the Where Food Comes From Market on the campus of Colorado State University in Fort Collins, Colorado. To be clear, this is not an indication that we’re diving headlong into the retail food business. This is a one-off marketing initiative that we think will provide a lot of bang for the buck. Our cash investment and ongoing costs associated with the Market are non-material.

The Where Food Comes From Market is located within the newly opened, $20 million dollar JBS Global Food Innovation Center in Honor of Gary & Kay Smith. JBS is one of the world’s largest meat processors and a long-time customer of ours; and Gary Smith is a former faculty member at CSU, which is one of the country’s leading agricultural universities. In addition to being a world-renowned meat scientist, Gary is a member of our Board of Directors. So, between JBS, CSU and Gary Smith, we think we’re in good company for this exciting initiative.

The JBS facility includes a complete livestock and meat processing center spanning the meat-animal harvesting process, fully equipped with a livestock arena, Temple Grandin-designed holding and harvesting areas, a research and development center and sensory analysis room, and an auditorium lecture hall and meat demonstration classroom. The facility will focus on best practices in food safety, meat sciences and animal handling and welfare. The adjacent Where Food Comes From Market, open to the public and staffed and managed by CSU students, will sell fresh Ram Country Meats produced on-site in the JBS facility. It will also sell a variety of other products – Dannon yogurt, for example – that have been verified in one way or another by a Where Food Comes From division such as Validus, ICS, etc.

So, this is a great way to tell the Where Food Comes From story to hundreds of thousands of CSU students in coming years. In the process, we’ll be gathering valuable data that we can share with our customers and consumers regarding trends and preferences around food verifications. And, again, we view this as an extremely cost-effective initiative for us because it includes only a modest financial commitment with no capex obligations going forward. We are aiming for parent’s weekend in August for our grand opening and will have more news about the Market at that time.

I’ll close with a mention of news we released yesterday around the launch of Black Angus Verified Beef, a new verification program designed to reassure cattle buyers and beef consumers that the claims producers and marketers make about Black Angus beef are authentic. Black Angus Verified Beef is a sub-program of Breed Verified, IMI Global’s newly approved USDA Process Verified Program.

Black Angus beef producers throughout the US are heavily invested in ensuring accurate genetics in their cattle and our new program gives them an opportunity to reap the rewards of their efforts. IMI Global will be bundling this program with Source and Age verifications at no additional cost. The Company estimates that half of all US cattle ranchers produce Black Angus beef. It’s important to note that providing legitimate genetics of any breed is no small feat, which is why IMI Global is excited to continue working with the following breed associations on their genetic verification programs - ABS InFocus, American Aberdeen Premium Beef, Gelbvieh Balancer Edge, Certified Piedmontese, Charolais Advantage and Red Angus Feeder Calf Certification Program.

So, with that, I’ll open the call to questions. Operator…

Operator - Our first question comes from [Rafi Sumids] with [RYS Advisors]. Please proceed with your question.

Unidentified Analyst - Hey, good morning, guys. Just had a couple of questions, I was hoping to run by you today. The first one is about the software business. So I think you guys have been now in the software business for two years and the business is now about $2 million businesses including the consulting business. I guess I'd love to get your sense of how big that business can get? And also what's going well for you guys now in that market and what -- where's there an opportunity for improvement?

John Saunders - Great question. So I'll answer the first -- the last part of it with what the opportunity is. SureHarvest has a few key software offerings. The Sustainability MIS tool is the primary tool that they're selling to major industries. They currently work with about 12 of those industries. And we see the total market for that at about double that. One customer win that we've had over the last six months with that software installation is with the beef industry and the US Roundtable for Sustainable Beef that is utilizing the services of SureHarvest to coordinate the way that they're delivering that program to the stakeholders in the group. And that was really a cross-sell opportunity that we were able to successfully get done.

Within the other software packages that they have, the primary one is within the organic space, Rafi and that's the so organic tool that they bought. We got that marketed to roughly 25,000 potential producers in North America at a $100 a producer, it’s about $2.5 million a year. So we see that as the market scope for that product. So I would say that in the next three to five years we’d hope to probably double that SureHarvest business.

Unidentified Analyst - And then kind of bigger picture here, how do we think about 2019, any other remains or catalysts or changes we should be aware that will impact the top-line and any of your division, positively or negatively?

John Saunders - Well both positively and negatively the number one influencer for us right now is the trade negotiations with China and what that will mean for US beef that’s currently being sent to China. Although we’ve been under this shadow for about a year, I'm really trying to understand what that’s going to look like long-term. We haven’t seen any drop in the demand for certifications for catalysts or for China. That’s probably the number one thing we have right now Rafi.

Unidentified Analyst - And I guess just to follow up on that. What caused the slowdown in the certification business this quarter and how should we think about that in subsequent quarters?

John Saunders - Yes, there was two big factors. One is that the first quarter is typically just a slow quarter for us because it’s the winter time and that’s we don’t conduct a lot of audits. And then unfortunately we’ve been hit with another global animal disease pandemic in the pork industry. And all of that has repercussions, so it’s -- those are two factors are really the big reason for the lack of significant growth in the Verification segment. But again just to highlight while verification revenue was stagnant, one of the real critical aspects of our business and leading indicator for the rest of the years and years to come are the hardware impact sales.

Operator - It appears there are no further questions. At this time, I’d like to turn the floor back over to John Saunders for closing comments.

John Saunders - Well, thanks again for joining the call and we look forward to a strong finish to the year and we’ll talk to you again in a couple of months. Thank you.

Operator - This concludes today’s conference. We thank you for your participation and you may disconnect your lines at this time.